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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LAREDO PETROLEUM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 10, 2012

To the Stockholders of Laredo Petroleum Holdings, Inc.:

        You are invited to attend our 2012 Annual Meeting of Stockholders, which will be held at The Mayo Hotel, 115 W. 5th Street, Tulsa, Oklahoma 74103, on Wednesday, May 16, 2012, at 3:00 p.m. Central Time.

        Details of the business to be conducted at the meeting are described in the attached Notice of 2012 Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important and we encourage you to vote whether or not you plan to attend the meeting. Please sign, date and return the enclosed proxy card in the envelope provided, or you may vote by telephone or on the internet as described on your proxy card. If you plan to attend the meeting, you may also vote in person.

        Also enclosed is a copy of our Annual Report on Form 10-K for the year ended December 31, 2011. I encourage you to read the Annual Report on Form 10-K for information about our performance in 2011.

        We look forward to seeing you at the meeting.

Sincerely,
Randy A. Foutch Chairman and Chief Executive Officer

LAREDO PETROLEUM HOLDINGS, INC.
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME	3:00 p.m. Central Time on Wednesday, May 16, 2012.
PLACE	The Mayo Hotel, 115 W. 5th Street, Tulsa, Oklahoma 74103.
ITEMS OF BUSINESS	(1) To elect ten members of the board of directors to hold office until the 2013 annual meeting of stockholders or until their respective successors are duly elected and qualified.
(2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered accounting firm.
(3) To hold an advisory vote approving the compensation of our named executive officers.
(4) To hold an advisory vote determining the frequency of future advisory votes on compensation of our named executive officers.
(5) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
RECORD DATE	You can vote if, at the close of business on March 23, 2012, you were a holder of record of our common stock.
PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or, if you hold your shares in street name, by voting by phone at 1-800-776-9437 or over the internet at www.voteproxy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2012

        The Company's Notice of Annual Meeting, Proxy Statement and proxy card are available over the internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17377. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

Tulsa, Oklahoma
April 10, 2012

By Order of the Board of Directors,
W. Mark Womble Senior Vice President, Chief Financial Officer and Secretary

i

ii

LAREDO PETROLEUM HOLDINGS, INC.
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

        The board of directors of Laredo Petroleum Holdings, Inc. (the "Company," "we," "us" or "our") requests your proxy for the 2012 Annual Meeting of Stockholders that will be held Wednesday, May 16, 2012, at 3:00 p.m. Central Time, at The Mayo Hotel, 115 W. 5th Street, Tulsa, Oklahoma 74103 (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about April 10, 2012. Our 2011 Annual Report on Form 10-K (the "Annual Report"), which is not part of the proxy solicitation materials, is also enclosed.

Q.    Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on March 23, 2012, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. As of the Record Date, there were 128,144,857 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.    What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)
Election of ten directors to our board of directors;

(2)
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(3)
An advisory vote approving the compensation of our named executive officers;

(4)
An advisory vote determining the frequency of future advisory votes on compensation of our named executive officers; and

(5)
Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q.    How does the board of directors recommend that I vote?

A.
Our board of directors recommends that you vote:

(1)
"FOR" the election of the Company's nominees to the board of directors.

(2)
"FOR" ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012.

(3)
"FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

  (4)
  For the holding of future advisory votes on the compensation of our named executive officers "EVERY YEAR".

Q.    What is the voting requirement to approve each of the items?

A.	Item One—Election of directors	The persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this election.
Item Two—Ratification of appointment of independent public accounting firm
To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.
Item Three—Advisory vote approving the compensation of our named executive officers
To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.
Item Four—Advisory vote determining the frequency of future advisory votes on the compensation of named executive officers
The frequency option (one, two or three years) receiving a majority of the votes cast will be the option selected by the stockholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on Item Three and Item Four are not binding on the board of directors, whether or not any resolution is passed under the voting standards described above. In calculating the stockholder votes on these advisory resolutions, the board will consider the voting results in their entirety.

Q.    How can I vote my shares in person at the Annual Meeting?

A.
Stockholders of Record.    If your shares are registered directly in your name with the American Stock Transfer and Trust Company, our "transfer agent," you are considered the stockholder of record with respect to those shares and the proxy materials, including the proxy card, are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

  Beneficial Owners.    Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.    How can I vote my shares without attending the Annual Meeting?

A.
Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the Annual Meeting.

  A number of brokerage firms and banks offer internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card. The internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and internet access providers, that must be borne by the stockholder.

Q.    What happens if additional matters are presented at the Annual Meeting?

A.
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.    What happens if I do not give specific voting instructions?

A.
If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares only with respect to certain matters considered routine.

  Specifically, your broker may not vote on the election of directors, the compensation of our named executive officers or the frequency of future votes on compensation of our named executive officers if you do not furnish instructions for this item. Your broker may vote in its discretion on the ratification of the appointment of our independent registered public accounting firm.

  You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered broker non-votes.    If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on a matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q.    What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the internet or by telephone.

  Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Q.    How can I change my vote after I return my proxy card?

A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•
First, you may send a written notice to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119, stating that you would like to revoke your proxy.

•
Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•
Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

  If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

Q.    Who will tabulate the votes?

A.
The board of directors has appointed Kenneth E. Dornblaser, Senior Vice President and General Counsel of the Company, and W. Mark Womble, Senior Vice President and Chief Financial Officer of the Company, to act as inspectors of the election at the Annual Meeting. As inspectors, Messrs. Dornblaser and Womble will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all issues voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such issues voted upon at the Annual Meeting.

Q.    Where can I find the voting results of the Annual Meeting?

A.
We intend to announce preliminary voting results at the Annual Meeting and publish preliminary results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") within four business days of the Annual Meeting.

Q.    How can I obtain a separate set of proxy materials?

A.
To reduce the expense of delivering duplicate proxy materials to our stockholders who may have more than one common stock account, we are delivering only one set of the Annual Report and the Proxy Statement to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us to request future delivery of a single copy of these materials. You may contact us regarding these matters by writing to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119 or by calling (918) 513-4570.

Q.    Who pays for the cost of this proxy solicitation?

A.
We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q.    Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the internet?

A.
As permitted under the rules of the SEC, the Company is making the Notice of Annual Meeting, Proxy Statement and its Annual Report available to its stockholders electronically via the internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17377. The Company is sending, on or about April 10, 2012, a Notice Regarding the Availability of Proxy Materials (the "Notice") to its stockholders of record as of the close of business on March 23, 2012, which Notice will include (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Q.    Is there a list of stockholders entitled to vote at the Annual Meeting?

A.
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Central Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of the Company at Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119.

Q.    What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Shareholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2013 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 11, 2012, or, in the event the Company's 2013 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2013 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

  In addition, stockholders who wish to introduce a proposal from the floor of the 2013 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Secretary at our principal executive offices no earlier than January 25, 2013 and no later than February 24, 2013, or, in the event the Company's 2013 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2013 annual meeting is first made by the Company.

  To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals.

  You may obtain a copy of our bylaws by submitting a request to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119.

Q.    How do I nominate a candidate for election as a director?

A.
Stockholders who wish to nominate a candidate for election as a director at our 2013 annual meeting must submit their nomination in writing to the Company's Secretary at our principal executive offices no earlier than January 25, 2013 and no later than February 24, 2013, or, in the event the Company's 2013 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

  In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.    How can I communicate with the board of directors?

A.
Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the board of directors.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE
PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL
CONTAINED IN THE SUBSEQUENT PAGES.

NOTE REGARDING OUR CORPORATE REORGANIZATION

        On December 19, 2011, pursuant to the terms of a corporate reorganization completed prior to the closing of the Company's initial public offering, the Company merged with Laredo Petroleum, LLC ("Laredo LLC"), with the Company being the surviving entity. All of Laredo LLC's outstanding preferred equity units were exchanged for shares of the Company's common stock in accordance with the limited liability company agreement of Laredo LLC ("LLC Agreement"). In addition, under the LLC Agreement and the restricted unit agreements, certain series of Laredo LLC's incentive equity units were exchanged into the Company's common stock. To the extent any of such incentive units were subject to vesting requirements, the common stock issued in exchange therefor is also subject to such requirements.

        The number of shares of common stock that the former holders of Laredo LLC units received in the reorganization was determined by the value such holder would have received under the distribution provisions in the LLC Agreement upon a liquidation of Laredo LLC at a liquidation value determined by reference to the initial offering price. The Company issued an aggregate of approximately 107,500,000 shares of common stock to the former unitholders of Laredo LLC in exchange for an aggregate of 215,236,554 equity units in Laredo LLC.

        We refer to (i) the merger of the Company and Laredo LLC, (ii) the exchange of all of the outstanding preferred equity units and certain series of incentive equity units of Laredo LLC for shares of the Company's common stock in accordance with the LLC Agreement and (iii) the consummation of the other related transactions collectively as our "corporate reorganization."

        As used in this Proxy Statement, the term "Laredo" refers to the Company and its subsidiaries for periods after the corporate reorganization and to Laredo LLC and its subsidiaries for periods prior to the corporate reorganization.

 ITEM ONE

ELECTION OF DIRECTORS

        On the recommendation of our Nominating and Corporate Governance Committee, the board of directors has nominated the following individuals for election as directors of the Company to serve for a one year term to expire in 2013 and until either they are re-elected or their successors are elected and qualified:

Randy A. Foutch
Jerry R. Schuyler
Peter R. Kagan
James R. Levy
B.Z. (Bill) Parker
Pamela S. Pierce
Ambassador Francis Rooney
Dr. Myles W. Scoggins
Edmund P. Segner, III
Donald D. Wolf

        All of the individuals listed above, with the exception of Dr. Scoggins, are currently serving as directors of the Company. The board of directors voted to increase the size of the board of directors in accordance with the Company's bylaws and on the recommendation of the Nominating and Corporate Governance Committee, which, after review and discussion, determined that it is in the best interest of the Company to increase the size of the board of directors to increase the diversity of viewpoints and expertise of the members of the board of directors. The board of directors, after review and discussion, has further concluded that Dr. Scoggins is qualified to serve as a director as he has nearly 40 years of experience in the oil and gas exploration and production industry with extensive industry and management experience and expertise, and has served in various senior executive and management positions in the upstream oil and gas business. The biographical information for all director nominees is contained in the "Directors" section below.

        Each of the ten director nominees receiving a plurality of the votes at the Annual Meeting will be elected. The board of directors recommends that you vote "FOR" the election of each of the nominees listed above.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them for the ten nominees named above. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the board of directors recommends.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

 DIRECTORS

        After the Annual Meeting, assuming the stockholders elect the nominees of the board of directors as set forth in "Item One—Election of Directors" above, the board of directors of the Company will be:

Directors
Name	Age	Position
Randy A. Foutch	60	Chairman and Chief Executive Officer
Jerry R. Schuyler	56	Director, President and Chief Operating Officer
Peter R. Kagan(1)	43	Director
James R. Levy(2)	36	Director
B.Z. (Bill) Parker(2)(3)	64	Director
Pamela S. Pierce(1)(3)	57	Director
Ambassador Francis Rooney(1)(3)	58	Director
Dr. Myles W. Scoggins	64	Director
Edmund P. Segner, III(2)(3)	58	Director
Donald D. Wolf(1)(2)(3)	68	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        Our board of directors currently consists of nine members, and following the election of directors at the Annual Meeting will consist of ten members, each serving for one year terms. Each year, the directors stand for re-election as their terms of office expire on the date of the annual meeting of the stockholders.

        Set forth below is biographical information about each of our directors and nominees for director.

        Randy A. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since that time. He also served as Laredo's President from October 2006 to July 2008. Mr. Foutch has over 30 years of experience in the oil and gas industry. Prior to our formation, Mr. Foutch founded Latigo Petroleum, Inc. ("Latigo") in 2001 and served as its President and Chief Executive Officer until it was sold to Pogo Producing Co. in May 2006. Previous to Latigo, Mr. Foutch founded Lariat Petroleum, Inc. ("Lariat") in 1996 and served as its President until January 2001 when it was sold to Newfield Exploration, Inc. He is currently serving on the board of directors of Helmerich & Payne, Inc. and is also a member of its audit and nominating and corporate governance committees. Mr. Foutch is also a member of the National Petroleum Council, America's Natural Gas Alliance and the Advisory Council of the Energy Institute at the University of Texas, Austin. From 2006 to August 2011, he served on the board of directors of Bill Barrett Corporation and from 2006 to 2008, on the board of directors of MacroSolve, Inc. Mr. Foutch also serves on several nonprofit and private industry boards. He holds a Bachelor of Science in Geology from the University of Texas and a Master of Science in Petroleum Engineering from the University of Houston.

        Mr. Foutch has been successful in founding other oil and gas companies and serves in director positions of various oil and gas companies. As a result, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Foutch also brings financial expertise to the board, including his experience in obtaining financing for startup oil and gas companies. For these reasons, we believe Mr. Foutch is qualified to serve as a director.

        Jerry R. Schuyler joined Laredo in June 2007 as Executive Vice President and Chief Operating Officer. In July 2008, he was promoted to President and Chief Operating Officer and has served in that capacity since that time. He is also one of our directors. Prior to joining Laredo, he held various executive positions with Atlantic Richfield Company ("ARCO"), Dominion Exploration and Production, Inc. and St. Mary Land & Exploration. While at St. Mary Land & Exploration from December 2003 to June 2007, he established their Houston and Midland offices and managed all exploration and production activities in the Gulf of Mexico, Gulf Coast and Permian areas. While at Dominion Exploration and Production, Inc. from March 2000 to July 2002, he managed all exploration and production activities in the Gulf Coast, Michigan and Appalachian areas. During his years with ARCO from 1977 to 1999, he held several key positions, such as Prudhoe Bay Field Manager, Manager of Worldwide Exploration and Production Planning and President of ARCO Middle East and Central Asia. Mr. Schuyler serves on several industry and college related boards of directors. He earned a Bachelor of Science degree in Petroleum Engineering from Montana Tech University and attended numerous graduate business courses at the University of Houston.

        Mr. Schuyler has significant experience managing oil and gas operations and serving in executive positions for various exploration and production companies and extensive knowledge of the energy industry. For these reasons, we believe Mr. Schuyler is qualified to serve as a director.

        Peter R. Kagan has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since July 2007. He has been with Warburg Pincus LLC ("Warburg Pincus") since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. He is also a member of Warburg Pincus' Executive Management Group. Mr. Kagan is currently on the board of directors of Antero Resources, China CBM Investment Holdings, Ltd., Fairfield Energy, MEG Energy, Canbriam Energy Inc., Targa Resources Inc. and Targa Resources Partners L.P. He previously served on the board of directors of Broad Oak Energy Inc. ("Broad Oak"), Lariat and Latigo. Mr. Kagan received a Bachelor of Arts degree cum laude from Harvard College and Juris Doctorate and Master of Business Administration degrees with honors from the University of Chicago.

        Mr. Kagan has significant experience with energy companies and investments and broad familiarity with the industry and related transactions and capital markets activity, which enhance his contributions to the board of directors. For these reasons, we believe Mr. Kagan is qualified to serve as a director.

        James R. Levy has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. He joined Warburg Pincus in 2006 and focuses on investments in the energy industry. Prior to joining Warburg Pincus, he worked as an Associate at Kohlberg & Company, a middle market private equity investment firm, from 2002 to 2006, and as an Analyst and Associate at Wasserstein Perella & Co. from 1999 to 2002. Mr. Levy currently serves on the board of directors of EnStorage, Inc., a privately held energy storage system development company, Suniva, Inc., a private company that manufactures solar cells for use in power generation, and Black Swan Energy Ltd, a privately held oil and gas exploration and production company. He is a former director of Broad Oak. Mr. Levy received a Bachelor of Arts in history from Yale University.

        Mr. Levy has significant experience with investments in the energy industry and currently serves on the boards of various energy companies. For these reasons, we believe Mr. Levy is qualified to serve as a director.

        B. Z. (Bill) Parker has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. Mr. Parker joined Phillips Petroleum Company in 1970 where he held various engineering positions in exploration and production in the United States and abroad. He later served in numerous executive positions at Phillips Petroleum Company and in 2000, he was named Executive Vice President for Worldwide Production & Operations. He retired from Phillips Petroleum Company in this position in November 2002. Mr. Parker served on the board of Williams

Partners GP from August 2005 to September 2010 where he also served as chairman of the conflicts and audit committees. He served on the board of directors of Latigo from January 2003 to May 2006 where he also served as chairman of the audit committee. Mr. Parker is a member of the Society of Petroleum Engineers. He received a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

        Mr. Parker has over 40 years of experience in the oil and gas industry, having served in various engineering and executive positions for an exploration and production company and as a director and audit committee member for various energy companies. For these reasons, we believe Mr. Parker is qualified to serve as a director.

        Pamela S. Pierce has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. She has been a partner at Ztown Investments, Inc. since 2005, focused on investments in domestic oil and natural gas non-working interests. She also serves on the Michael Baker, Inc. board of directors and Scientific Drilling International, Inc. board of directors. From 2002 to 2004, she was the President of Huber Energy, an operating company of J.M. Huber Corporation. From 2000 to 2002, she was the President and Chief Executive Officer of Houston-based Mirant Americas Energy Capital and Production Company. She has also held a variety of managerial positions with ARCO Oil and Gas Company, ARCO Alaska and Vastar Resources. She received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration in Corporate Finance from the University of Dallas.

        Ms. Pierce is a highly experienced business executive with extensive knowledge of the energy industry. Her business acumen enhances the board of directors' discussions on all issues affecting us and her leadership insights contribute significantly to the board of directors' decision making process. For these reasons, we believe Ms. Pierce is qualified to serve as a director.

        Ambassador Francis Rooney has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since February 2010. He has been the Chief Executive Officer of Rooney Holdings, Inc. since 1984, and of Manhattan Construction Group, Tulsa, since 2008, which is engaged in road and bridge construction, civil works and building construction and construction management in the United States, Mexico and the Central America/Caribbean region. From 2005 through 2008, he served as the United States Ambassador to the Holy See, appointed by President George W. Bush. Ambassador Rooney currently serves on the boards of directors of Helmerich & Payne, Inc. and VETRA Energy Group, Bogota, Colombia. He is a member of the Board of Advisors of the Panama Canal Authority, Republic of Panama, the Board of the Florida Gulf Coast University Foundation, the INCAE Presidential Advisory Council and the Board of Visitors of the University of Oklahoma International Programs. Ambassador Rooney graduated from Georgetown University with a Bachelor of Arts and from Georgetown University Law Center with a Juris Doctorate. He is a member of the District of Columbia and Texas Bar Associations.

        Ambassador Rooney has broad business and financial experience and has served as a director of public and private energy companies. For these reasons, we believe Ambassador Rooney is qualified to serve as a director.

        Dr. Myles W. Scoggins is a director nominee for the Company. In June 2006, Dr. Scoggins was appointed President of the Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Dr. Scoggins retired in April 2004 after a 34-year career with Mobil Corporation and Exxon Mobil Corporation, where he held senior executive positions in the upstream oil and gas business. From December 1999 to April 2004, he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in December 1999, he was President, International Exploration & Production and Global Exploration and an officer and member of the executive committee of Mobil Oil Corporation. He has been a member of the board of directors of Venoco, Inc., an oil and gas production company, since June 2007, Cobalt International

Energy, an independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa, since March 2010, QEP Resources, Inc., an independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States, since July 2010 and currently serves as a member of the National Advisory Council of the United States Department of Energy's National Renewable Energy Laboratory. From February 2005 until June 2010, Dr. Scoggins was a member of the board of directors of Questar Corporation, a Rockies-based integrated natural gas company, and from March 2005 until August 2011, he was a member of the board of directors of Trico Marine Services, Inc., an integrated provider of subsea, trenching and marine support vessels and services. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa.

        Dr. Scoggins has nearly 40 years of experience in the oil and gas exploration and production industry with extensive industry and management experience and expertise, and has served in various senior executive and management positions in the upstream oil and gas business. For these reasons, we believe Dr. Scoggins is qualified to serve as a director.

        Edmund P. Segner, III joined our (and prior to our corporate reorganization, Laredo LLC's) board of directors in August 2011. Mr. Segner currently is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006 and full time since July 2007. In 2008, Mr. Segner retired from EOG Resources, Inc. ("EOG"), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff, and director from 1999 to 2007. From March 2003 through June 2007, he also served as the Principal Financial Officer of EOG. He has been a member of the board of directors of Bill Barrett Corporation, an oil and gas company primarily active in the Rocky Mountain region of the United States, since August 2009, and of Exterran Partners, L.P., a master limited partnership that provides natural gas contract operations services, since May 2009. From August 2009 until October 2011, Mr. Segner was a member of the board of directors of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company. He also currently serves as a member of the board or as a trustee for several non-profit organizations. Mr. Segner graduated from Rice University with a Bachelor of Science degree in Civil Engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

        Mr. Segner's service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies provides our board of directors with a strong operational, financial, accounting and strategic background and provides valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Segner also brings financial and accounting expertise to the board of directors, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of principal financial officers and principal accounting officers, and his service on the audit committees of other companies. For these reasons, we believe Mr. Segner is qualified to serve as a director.

        Donald D. Wolf has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since February 2010. Mr. Wolf currently serves as the Chairman of the general partner of QR Energy, LP., which is a master limited partnership operated by Quantum Resources Management. He was the Chief Executive Officer of Quantum Resources Management from 2006 to 2009. He served as President and Chief Executive Officer of Aspect Energy, LLC from 2004 to 2006. Prior to joining Aspect, Mr. Wolf served as Chairman and Chief Executive Officer of Westport Resources Corporation from 1996 to 2004. He is currently a director of the general partner of MarkWest Energy Partners, L.P., Enduring Resources, LLC, Ute Energy, LLC, and Aspect Energy, LLC. Mr. Wolf graduated from Greenville College, Greenville, Illinois, with a Bachelor of Science in Business Administration.

        Mr. Wolf has had a diversified career in the oil and natural gas industry and has served in executive positions for various exploration and production companies. His extensive experience in the energy industry brings substantial experience and leadership skill to the board of directors. For these reasons, we believe Mr. Wolf is qualified to serve as a director.

MEETINGS AND COMMITTEES OF DIRECTORS

        Our board of directors held four meetings in 2011. Additionally, prior to the completion of our initial public offering, the board of managers of Laredo LLC held 14 meetings during 2011 and its independent directors met in executive session four times during 2011. During 2011, each of Laredo's directors attended over 75% of the meetings of the board of directors (and prior to our corporate reorganization, Laredo LLC's board of managers), independent executive sessions and committee meetings, as applicable, that each such director was required to attend. Our Corporate Governance Guidelines require that the board of directors hold at least four meetings during 2012, and that our independent directors meet in executive session regularly in 2012. For more information regarding the role and structure of our board of directors refer to the "Corporate Governance" section included herein.

        The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.laredopetro.com. The members of the Audit Committee are Messrs. Parker (Chairman), Segner, Levy and Wolf. Information regarding Mr. Levy's relationship with certain related parties of the Company is set forth in the "Transactions with Related Persons—Acquisition of Broad Oak Energy, Inc." section included herein. Laredo's Audit Committee held ten meetings during 2011. The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary but at least four times during 2012.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.laredopetro.com, include, among other duties, the responsibility to:

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  in consultation with senior management, establish the Company's general compensation philosophy and objectives;

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  review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives and based on this evaluation determine the Chief Executive Officer's compensation level, including salary, bonus, incentive and equity compensation;

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  make recommendations to the board of directors with respect to compensation for non-Chief Executive Officer executive officers;

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  make recommendations to the board of directors with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers;

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  review and make recommendations to the board of directors with respect to incentive compensation and equity-based plans;

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  administer the Company's equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and

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  review and make recommendations to the board of directors with respect to director compensation.

        The Compensation Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, Chief Executive Officer or executive compensation. The Compensation Committee has the sole authority to retain and terminate any such consulting firm, and to approve the firm's fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee.

        The members of the Compensation Committee are Messrs. Wolf (Chairman), Rooney and Kagan and Ms. Pierce. Information regarding Mr. Kagan's relationship with certain related parties of the Company is set forth in the "Transactions with Related Persons—Gas Gathering and Processing Arrangement with Targa" and "—Acquisition of Broad Oak Energy, Inc." sections included herein.

        Laredo's Compensation Committee held seven meetings in 2011. The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once during 2012.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's board of directors, develops and oversees the Company's internal corporate governance processes and maintains a management succession plan. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.laredopetro.com.

        The members of the Nominating and Corporate Governance Committee are Messrs. Rooney (Chairman), Parker, Segner and Wolf and Ms. Pierce. The Nominating and Corporate Governance Committee was formed in connection with the Company's initial public offering of its common stock in December 2011, and held one meeting in 2011. The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee meet as often as it determines necessary but at least once during 2012.

EXECUTIVE OFFICERS

        Set forth below is biographical information about each of our executive officers.

        Randy A. Foutch is the Chairman of the board of directors of the Company and Laredo's Chief Executive Officer. Please see the "Directors" section above for Mr. Foutch's biographical information.

        Jerry R. Schuyler is a director of the Company and Laredo's President and Chief Operating Officer. Please see the "Directors" section above for Mr. Schuyler's biographical information.

        W. Mark Womble, age 61, has served as Laredo's Chief Financial Officer and Senior Vice President since July 2007. Prior to joining Laredo, he was the Vice President and Chief Financial Officer of Latigo and served in this capacity from 2002 until the company was sold in May 2006. He then retired until joining Laredo in July 2007. Mr. Womble has more than 30 years of experience in the oil and natural gas industry and, throughout his career, has served as financial analyst, consultant and in several executive positions with multiple companies. He earned a Bachelor of Business Administration degree and a Master of Business Administration degree in finance and accounting from West Texas State University in Canyon, Texas.

        Patrick J. Curth, age 60, has served as Laredo's Senior Vice President—Exploration and Land since October 2006. He has been involved in exploration and development projects in the Mid-Continent area for over three decades. Prior to joining Laredo, Mr. Curth joined Latigo in 2000 as Exploration Manager and served as Vice President—Exploration when Latigo was sold in May 2006. From 1997 to 2001, he was the Vice President—Exploration at Lariat. Mr. Curth holds a Bachelor of Arts in Geology from Windham College, a Masters Degree in Geological Sciences from the University of Wisconsin—Milwaukee and a second Masters Degree in Environmental Sciences from Oklahoma State University.

        John E. Minton, age 63, joined Laredo in October 2007 as Vice President—Reservoir Engineering and became Senior Vice President—Reservoir Engineering in September 2009. Before joining Laredo, Mr. Minton served as Senior Vice President of Reservoir Engineering at Rockford II Energy Partners from July 2006 to October 2007. In 2003, he joined Latigo as a Senior Reservoir Engineer and later became Manager of Corporate Reservoir Engineering. He served in this position until the company was sold in May 2006. He joined Lariat in 2000 as a Senior Reservoir Engineer and stayed with its successor Newfield Exploration until early 2003 as a Senior Reservoir Engineer. Mr. Minton is a member of the Society of Petroleum Engineers and has been a Registered Professional Engineer in the state of Oklahoma since 1982. He graduated from the University of Oklahoma with a Bachelor of Science degree in Mechanical Engineering.

        Rodney S. Myers, age 58, joined Laredo in November 2010 as Senior Vice President—Special Projects, and in September 2011 he assumed the newly created position of Senior Vice President—Permian. Immediately prior to joining Laredo, Mr. Myers came out of retirement in November 2009 to manage Sheridan Production Company's Mid-Continent District office in Tulsa, Oklahoma. Previously, from December 2002 until his retirement in May 2006, he served as the Senior Vice President and Chief Operating Officer of Latigo. Prior to Latigo, Mr. Myers spent over 13 years with Apache Corporation where he was Vice President for the Mid-Continent Region and Vice President of Production for its Central Region. Mr. Myers earned a Bachelor of Science degree in Petroleum Engineering from the University of Missouri at Rolla.

        Kenneth E. Dornblaser, age 57, joined Laredo in June 2011 as Senior Vice President and General Counsel. Immediately prior to joining Laredo, Mr. Dornblaser was a shareholder in the Johnson & Jones law firm, which he co-founded in March 1994. Prior to co-founding Johnson & Jones, Mr. Dornblaser had been engaged in the private practice of law in Tulsa, Oklahoma, since 1980. Mr. Dornblaser graduated from Oklahoma State University with a B.S. degree in Accounting and the University of Oklahoma where he received his Juris Doctorate degree.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis contains statements regarding our and our named executive officers' future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

 Introduction

        The following compensation discussion and analysis describes the material elements of compensation for our named executive officers as determined by the Company's (and prior to the corporate reorganization, Laredo LLC's) Compensation Committee for 2011. In particular, this "Compensation Discussion and Analysis" (1) provides an overview of Laredo's historical and proposed compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the "Named executive officers" table, who we refer to in this "Compensation Discussion and Analysis" section as our "named executive officers."

Compensation highlights

        In connection with going public, the Company developed and maintains compensation arrangements intended to optimize returns to shareholders and include best practice features, such as:

Feature	Explanation
Implemented market-based compensation strategy and objectives	Formalized compensation strategy which identifies the Company's position for each pay element relative to the market
Established peer group of competitor companies	Following the Company's initial public offering, developed a group of public companies similar in industry, size and expertise against which to compare executive compensation
Benchmarked executive compensation levels against competitive market	Compared compensation levels and practices to peer group and made adjustments accordingly
Adopted balanced approach to long-term incentives that includes objective performance measures	Implemented plan that includes restricted stock, stock options and performance units
Continued practice of not providing employment agreements	Historically, Laredo has not had employment agreements with executives
Did not provide tax gross-ups	Adopted change-in-control severance plan that does not provide for excise tax gross-ups
Conducted compensation risk assessment	Did not identify any compensation programs that promote excessive risk taking by executives
Established equity ownership guidelines	Adopted market competitive holding requirements expressed as a percentage of base salary
Designed incentive plans to qualify for a deduction under 162(m)	Stock options and performance unit awards were designed with the intent of qualifying for deductibility under 162(m)
Deemphasized indirect compensation for executives	Limited perquisites, retirement benefits, health and welfare benefits
Hired independent compensation consultant	The Compensation Committee independently engaged an outside advisor to assist in designing new compensation programs

 Named executive officers

        For the 2011 fiscal year, our named executive officers were:

Name	Principal position
Randy A. Foutch	Chairman and Chief Executive Officer
W. Mark Womble	Senior Vice President and Chief Financial Officer
Jerry R. Schuyler	President and Chief Operating Officer
Patrick J. Curth	Senior Vice President—Exploration and Land
John E. Minton	Senior Vice President—Reservoir Engineering

        Messrs. Foutch and Womble are named executive officers by reason of their positions as the principal executive and financial officers of the Company, and each of Messrs. Schuyler, Curth and Minton are named executive officers by reason of them being our three most highly compensated officers other than Messrs. Foutch and Womble. Each of the named executive officers is an employee of Laredo Petroleum, Inc., a wholly-owned subsidiary of the Company, and an officer of both Laredo Petroleum, Inc. and the Company; however, each of the named executive officers is compensated by Laredo Petroleum, Inc., not the Company.

Administration of our compensation programs

        Our executive compensation program is overseen by the Compensation Committee. The purpose of the Compensation Committee is to oversee the administration of compensation programs for all our officers and employees and those of our subsidiaries, including Laredo Petroleum, Inc. Officer compensation is reviewed annually for possible adjustments by the Compensation Committee.

Compensation philosophy and objectives of our executive compensation program

        Since Laredo's inception in 2006, Laredo has sought to grow by focusing on the exploration and development of oil and natural gas in the Permian and Mid-Continent regions of the United States. Laredo's compensation philosophy has been primarily focused on recruiting and motivating individuals to help Laredo continue that growth. Laredo's executive compensation program is designed to attract, retain and motivate Laredo's highly qualified and committed personnel by compensating them with both long-term incentive compensation in the form of equity, and short-term cash compensation comprising salary and the possibility of annual bonuses.

        Prior to our initial public offering, although we attempted to keep our executive officers' total cash compensation at levels that we believed to be generally competitive with comparable positions of similar responsibility within our industry, Laredo did not employ a particular baseline position versus the market or particularized survey data for comparison or compensation-setting purposes. Laredo periodically assessed the competitiveness of the compensation packages for its executive officers and made appropriate adjustments to its program when it deemed necessary.

        In order to facilitate an effective transition into the new requirements we faced following consummation of our initial public offering in 2011, we have undertaken various reporting company preparedness initiatives to ensure the competiveness of our executive compensation programs and further align the interests of our executive officers and other employees with the long-term objectives of the Company. In particular, we engaged a compensation consultant to review the compensation arrangements we provide to our executive officers, recommend prospective compensation changes and identify potential areas where our compensation programs could be more competitive as discussed under the heading "—Role of external advisors." Any adjustment to our executive officers' compensation requires the recommendation of the Compensation Committee and the approval of the board of directors.

 Implementing our objectives

        Executive compensation decisions have historically been made on an annual basis by the Compensation Committee with input from Randy A. Foutch, our Chairman and Chief Executive Officer, Jerry R. Schuyler, our President and Chief Operating Officer, and W. Mark Womble, our Senior Vice President and Chief Financial Officer. Although the Compensation Committee considers the input received from these executive officers, compensation decisions are ultimately recommended by the Compensation Committee and approved by the board of directors.

        From time to time, Messrs. Foutch, Schuyler and Womble obtained and reviewed external market information to assess Laredo's ability to provide competitive compensation packages to its executive officers and recommended an adjustment to the compensation levels, when necessary. In making executive compensation recommendations, Messrs. Foutch, Schuyler and Womble considered the executive officers' performance during the year and Laredo's performance during the year. Moreover, an executive officer's expanded role at Laredo could also serve as a basis for adjustment. Specifically, Messrs. Foutch, Schuyler and Womble provided recommendations to the Compensation Committee regarding the compensation levels for Laredo's existing executive officers (including themselves) and its compensation program as a whole.

        While the Compensation Committee gave considerable weight to Messrs. Foutch, Schuyler and Womble's input on compensation matters, the board of directors, after considering the recommendations of the Compensation Committee, has the final decision-making authority on all officer compensation matters. No other executive officers have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Role of external advisors

        In July 2011, the Compensation Committee engaged Cogent Compensation Partners, Inc. ("Cogent") to serve as its independent compensation advisor. Cogent did not provide any other services to the Company that were not authorized by the Compensation Committee. The Compensation Committee's objective when engaging Cogent was to assess Laredo's level of competitiveness for executive-level talent and provide recommendations for attracting, motivating and retaining key employees in light of its transition into the new obligations the Company faces as a SEC registrant. As part of its engagement, Cogent:

  •
  Collected and reviewed all relevant company information, including Laredo's historical executive compensation data and organizational structure, and conducted interviews with our executive officers and our institutional equity investor to gain insight into the vision, business strategy, culture and effectiveness of our current executive compensation program as well as expectations for the future;

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  With the feedback from the Compensation Committee and management, established a peer group of companies to use for executive compensation comparisons;

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  Developed a working compensation strategy upon which to base suggestions for going-forward program changes;

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  Developed a framework for annual and long-term incentive compensation programs;

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  Assessed the competitiveness of our compensation program's position relative to the market for our top executive officers and our stated compensation philosophy;

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  Assessed the competitiveness of our director compensation program relative to the market; and

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  Prepared a report of its analyses, findings and recommendations for our executive and director compensation programs.

        Cogent's report was presented to Laredo LLC's board of managers as a whole in August 2011. The report, which has since been updated as of January 1, 2012, was utilized by the Compensation Committee when making its recommendations to Laredo LLC's board of managers for the compensation programs and adjustments to the current programs that were made in 2011, as described below.

Competitive Benchmarking

        Cogent was engaged in part to assess the compensation levels of Laredo's executive officers relative to the market and Laredo's peer group of companies, as set forth below. Cogent used the following parameters when constructing the peer group for its assessment: (1) resource-focused exploration and production companies that are publicly traded, (2) companies with a good performance track record, (3) companies with a strong management team with technical expertise, and (4) companies with revenue between $100 million and $1 billion. Using these parameters and collaborating with Messrs. Foutch, Schuyler and Womble and members of the Compensation Committee, Cogent developed and recommended a 17-company, industry reference peer group (the "Cogent Peer Group"), which was recommended by the Compensation Committee and approved by Laredo LLC's board of managers. The Cogent Peer Group included the following companies:

• Berry Petroleum Company	• Forest Oil Corporation
• Bill Barrett Corporation	• LINN Energy LLC
• Brigham Exploration Company	• Oasis Petroleum Inc.
• Cabot Oil & Gas Corporation	• Quicksilver Resources, Inc.
• Carrizo Oil & Gas, Inc.	• Range Resources Corporation
• Comstock Resources, Inc.	• Sandridge Energy, Inc.
• Concho Resources Inc.	• SM Energy Company
• Continental Resources, Inc.	• Swift Energy Company
• EXCO Resources, Inc.

Market-based compensation strategy

        Due to the broad responsibilities of our executive officers and our prior status as a privately held company, comparing survey data to the job descriptions of our executive officers is sometimes difficult, although, as discussed above, our compensation objective is designed to be competitive with executives in comparable positions of similar responsibility within our industry.

        Given Cogent's engagement and their analysis, described under the heading "—Introduction—Role of external advisors," compensation program changes were adopted by Laredo LLC's board of managers so as to target base salary and annual incentive compensation around the market median, and long-term incentive compensation with the opportunity to earn between the median and upper quartile so that total direct compensation levels would be between the median and the upper quartile among the Cogent Peer Group. We believe that targeting this level of compensation helps us achieve our overall total rewards strategy and executive compensation objectives outlined above. The details of our ongoing compensation program, and adjustments thereto, are discussed more fully under "—Elements of Compensation."

 Elements of Compensation

        Compensation of our executive officers has historically included the following key components:

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  Base salaries;

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  Annual cash bonus awards, based primarily on the overall company performance, with consideration also given to relative individual performance; and

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  Long-term equity-based incentive awards, based primarily on the relative contribution of various officer positions, with consideration given to relative individual performance and, with respect to performance units, consideration given to relative total stockholder return over a three-year period.

Base salaries

        Base salaries are designed to provide a fixed level of cash compensation for services rendered during the year. Base salaries are reviewed annually, at a minimum, but are not adjusted if the Compensation Committee believes that our executives are compensated at proper levels in light of either our internal performance or external market factors.

        In addition to providing a base salary that we believe is competitive with other, similarly situated, independent oil and gas exploration and production companies, we also consider internal pay equity factors to appropriately align each of our named executive officer's salary levels relative to the salary levels of our other officers so that it accurately reflects the officer's relative skills, responsibilities, experience and contributions to the Company. To that end, annual salary adjustments are based on a subjective analysis of many individual factors, including the:

  •
  responsibilities of the officer;

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  scope, level of expertise and experience required for the officer's position;

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  strategic impact of the officer's position;

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  potential future contribution of the officer; and

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  actual performance of the officer during the year.

        In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of company objectives. While these factors generally provide context for making salary decisions, base salary decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        In February of 2011, the Compensation Committee approved a base salary increase of 3% for Messrs. Foutch, Womble, Schuyler and Curth and a 4% base salary increase for Mr. Minton due to Laredo's performance during 2010 and in order to provide the named executive officers with fixed compensation comparable to market levels for similarly situated executives in the industry.

        Later in 2011, after a review of Laredo's current compensation practices and survey of the Cogent Peer Group, a number of changes to base salary as well as annual and long-term incentive targets, that are intended to provide more typical public company base salary and incentive arrangements as compared to the Cogent Peer Group, were considered and adopted by the Compensation Committee. The Compensation Committee recommended that the following changes to base salaries be adopted:

Base salary

Name	Prior salary	Proposed salary
Randy A. Foutch	$466,800	$600,000
W. Mark Womble	$275,000	$350,000
Jerry R. Schuyler	$315,000	$375,000
Patrick J. Curth	$275,000	$330,000
John E. Minton	$230,000	$260,000	(1)

(1)
Due to a salary increase recommended by the Compensation Committee and approved by the board of directors in February of 2012, Mr. Minton's current salary is $275,000. The current salaries of Messrs. Foutch, Womble, Schuyler and Curth are as stated in the "Proposed salary" column.

        Based on these proposals, Laredo LLC's board of managers approved increases in the base salaries of Laredo's named executive officers as shown in the table above, effective as of September 1, 2011. The rationale for increasing base salaries was to adjust base salaries to approximately the median of the Cogent Peer Group, consistent with Laredo's compensation strategy. Cogent reported that prior to the adjustments, current base salaries of Laredo's named executive officers were approximately 82% of the market median. Other than with respect to Mr. Minton, base salary adjustments have not been made in 2012 for our named executive officers due to the adjustments made in late 2011 prior to the Company's initial public offering.

Annual cash bonus awards

        Annual cash bonus awards are a key part of each named executive officer's annual compensation package. The Compensation Committee believes that cash bonuses are an appropriate way to further the Company's goals of attracting, retaining and rewarding highly qualified and experienced officers. Cash bonuses are generally awarded annually following completion of the service year for which bonuses are payable and are based primarily on Laredo's performance for such service year, but consideration is also given to individual performance and specific contribution to Laredo's success and performance.

        For the 2011 fiscal year, annual cash bonuses were determined in two parts at the sole discretion of the Compensation Committee for ultimate approval by the board of directors. Consistent with the historical practices of Laredo, 50% of the cash bonus awards for each named executive officer was determined by the 2011 Bonus Performance Metric Results described below, while the remaining 50% was subjectively determined by the Compensation Committee, while considering input provided by Mr. Foutch regarding individual performance factors such as leadership, commitment, attitude, motivational effect, level of responsibility and overall contribution to Laredo's success (but excluding with respect to his own performance, which was solely determined by the Compensation Committee). Although our cash bonus program includes the Company performance goals and objectives, our Compensation Committee has the ultimate discretion to recommend whether to award any, and the amount of, cash bonus awards, even if the Bonus Performance Metric Results satisfy the Bonus Performance Metric Targets.

        The 2011 Bonus Performance Metric Results consisted of the following performance metric categories and targets for Laredo (the targets reflected in Laredo's 2011 internal budget), with the percentile as recommended by the Compensation Committee and approved by the board of directors:

Performance metric	2011 targets	2011 results(1)	Relative weighting
Drilling Capital Efficiency for Proved Developed Producing Reserves ($/MBoe)	$18.22	$22.67	25%
Drilling Rate of Return (%)	20%	23%	20%
Production (MBoe)	6,766	6,962	15%
New Proved Developed Reserves (MBoe)	26,598	20,391	15%
Direct Lifting Cost ($/Boe)	$3.69	$4.06	10%
Finding Cost ($/Boe)	$15.89	$21.58	5%
General and Administrative Expenses	$5.37	$4.48	10%

(1)
Reflects the full year results for Laredo plus the results for Broad Oak starting July 1, 2011.

        The 50% non-metric subjective performance criteria is largely based on Laredo's overall accomplishments. For fiscal year 2011, the board of directors primarily looked to the following Laredo accomplishments in determining non-metric subjective performance:

  •
  Issuance of $350 million high-yield notes in January 2011 and $200 million additional notes in October 2011;

  •
  Acquisition of Broad Oak in July 2011 (described further in "Transactions with Related Persons—Acquisition of Broad Oak Energy, Inc.") and revised bank facility to finance the acquisition; and

  •
  Completion of an initial public offering of common stock in December 2011.

        The historical cash bonus target for all named executive officers was 100% of their respective annual base salary. Based on Laredo's 2011 accomplishments and the 2011 performance results, and after discussion with Messrs. Foutch, Schuyler and Womble, the Compensation Committee independently recommended, and the board of directors approved, (i) a 120% weighting of the non-metric performance criteria and (ii) an average payout of 95% of the cash bonus target. For the specific bonus amounts paid to each named executive officer, see the "Summary compensation table" contained herein.

        For the 2011 fiscal year, the performance metric categories included all of the 2010 performance metric categories and added a General and Administrative Expenses performance metric category. These particular metric categories were selected, in part, due to their prevalent use in modeling by the larger investment community. The relative weighting of the performance metric categories are reallocated each year as recommended by the Compensation Committee and approved by the board of directors.

        In addition to the changes in base salary described above, during 2011, Cogent also proposed setting annual incentive targets and long-term incentive targets as a percentage of base salary, and assumed (for purposes of the annual incentive plan) that the Company adopt a more traditional performance-based annual bonus plan. The chart below shows the new target award levels for each named executive officer under the annual and long-term incentive programs.

Name	Annual incentive target	Long-term incentive target
Randy A. Foutch	100% of base salary	450% of base salary
W. Mark Womble	80%	275%
Jerry R. Schuyler	85%	275%
Patrick J. Curth	70%	275%
John E. Minton	60%	150%

        Based on these proposals, the Compensation Committee recommended, and the board of directors approved, an annual bonus program that provides for 50% of a named executive officer's annual incentive to be non-formulaic at the Compensation Committee's discretion, based on the Company's performance relative to such factors as, without limitation, Adjusted EBITDA and cash flow amounts, relative total shareholder return, individual performance and such other factors as may be determined by the Compensation Committee to be appropriate, and 50% to be determined based upon pre-established performance criteria consisting of the following operational metrics: (i) drilling capital efficiency, (ii) drilling rate of return (on a well by well basis at pre-drill commodity prices and actual costs), (iii) production, (iv) new reserves, (v) direct lifting costs, (vi) finding costs (total exploration costs and development costs divided by the total proved reserves added during the year), and (vii) general and administrative expense.

        Target incentive levels for 2011 for each named executive officer are listed above. Award levels are calculated on a threshold level of 50% of target and a maximum of 200% of target. Threshold, target and maximum annual incentives have been set at the same level for our named executive officers for the 2012 fiscal year, except that Mr. Curth's annual incentive target was set at 75%, Mr. Minton's annual incentive target was set at 70% and Mr. Minton's long-term incentive target was increased to 200%.

Long-term plan-based incentive awards

        Our historical long-term plan-based incentive program was designed to provide our employees, including our named executive officers, with an incentive to focus on our long-term success and to act as a long-term retention tool by aligning the interests of our employees with those of our stockholders. In the past, Laredo granted restricted units in Laredo LLC to Laredo's named executive officers and certain independent directors as a means of providing them with long-term equity incentive compensation that may directly profit from any success Laredo achieves. In connection with our initial public offering and the corporate reorganization, these unvested restricted units were exchanged for shares of restricted common stock of the Company.

        In addition, in connection with our initial public offering in 2011, the Compensation Committee recommended and the board of directors adopted the Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan, or the "2011 Plan," which provides for performance awards, restricted stock, stock options and certain other equity-based compensation to eligible employees, directors and consultants. The 2011 Plan is further described below. Going forward, equity-based compensation will be awarded to our employees under the 2011 Plan.

        On February 3, 2012, the board of directors of the Company, upon recommendation by the Compensation Committee, granted restricted shares of our common stock to all employees, options to purchase shares of our common stock (the "Stock Options") to our officers and certain management level employees, and performance units (the "Performance Units") to our officers under the 2011 Plan. Following the philosophy that all employees should have an equity interest in the Company, all employees were granted restricted shares of our common stock. Stock Options were granted only to employees in certain management positions or above and Performance Units were granted only to employees with officer positions and above. For officers receiving all three plan-based awards, the relative mix of such awards was 25% restricted stock, 25% stock options and 50% performance units. This mix of awards was intended to provide a typical public company incentive arrangement as compared to the Cogent Peer Group.

        The restricted shares of our common stock are subject to forfeiture until vested. So long as the recipient of such shares is an employee of Laredo, the shares granted to each recipient will vest, and the transfer restrictions thereon will lapse, pursuant to the following schedule: (i) 33% of the shares will vest on the first anniversary of the grant date, (ii) an additional 33% of the shares will vest on the second anniversary of the grant date and (iii) the balance of the shares will vest on the third anniversary of the grant date. Each recipient will forfeit his or her unvested shares if the recipient's employment with Laredo is terminated by Laredo for any reason or if the recipient resigns (in either case, other than for death or disability). The Company believes that this vesting schedule is comparable to those utilized by the Cogent Peer Group and will assist Laredo in attracting new talent and retaining existing personnel. Future grants of restricted shares of common stock will be made to new employees upon hire, based on their relative entry level into Laredo.

        The Stock Options are subject to the following vesting schedule: 25% will vest on the first anniversary of the date of the grant and incrementally 25% on each anniversary thereafter, so long as the optionee is an employee of Laredo. As with the restricted shares of its common stock, the Company believes that this vesting schedule is comparable to those utilized by the Cogent Peer Group and will allow it to both attract new talent and retain existing personnel. The unvested portion of a Stock Option will expire upon termination of employment of the optionee, and the vested portion of a Stock Option will remain exercisable for (i) one year following termination of employment by reason of the optionee's death or disability or (ii) 90 days for any other reason, other than for cause. Both the unvested and vested (but unexercised) portion of a Stock Option will expire upon the termination of the optionee's employment by Laredo for cause. Unless sooner terminated, the Stock Option will expire if and to the extent it is not exercised within ten years from the date of the grant. Generally, grants of stock options will be made in the first quarter of each year.

        The Performance Units granted to each recipient are payable in cash based upon the achievement by the Company over a performance period commencing on January 1, 2012 and ending on December 31, 2014 of performance goals established by the Compensation Committee. The amount of cash payable will be determined by multiplying the number of Performance Units granted by $100 and multiplying that product by the total shareholder return modifier ("TSR Modifier"), which is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the administrator: (i) if the Company's total shareholder return ("TSR") measured against the Company's peer group is below the 40th percentile, the TSR Modifier is 0%, (ii) if the TSR measured against the Company's peer group is in the 40th percentile, the TSR Modifier is 50%, (iii) if the TSR measured against the Company's peer group is in the 60th percentile, the TSR Modifier is 100% and (iv) if the TSR measured against the Company's peer group is in the 80th percentile, the TSR Modifier is 200%, with 200% being the maximum and the Compensation Committee interpolating all points between the threshold and the maximum. TSR for the Company and each of the peer companies is determined by dividing (i) the end average stock price plus dividends minus the start average stock price by (ii) the start average stock price, with the average stock price being the average closing stock price for the 30 trading days immediately preceding the beginning of each of the performance period and the maturity date, as reported on the stock exchange on which such shares are listed. Each recipient will forfeit his or her Performance Units if the recipient's employment with Laredo is terminated by Laredo for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a pro-rated Performance Unit. Generally, grants of performance units will be made in the first quarter of each year.

        The grants made to the named executive officers on February 3, 2012 are as follows:

Name	Restricted stock	Stock options	Performance units
Randy A. Foutch	31,780	62,868	13,500
Jerry R. Schuyler	12,138	24,012	5,156
W. Mark Womble	11,329	22,411	4,813
Patrick J. Curth	10,681	21,131	4,538
John E. Minton	6,474	12,806	2,750

 Pay mix

        The charts set forth below demonstrate the allocation of base salary, target annual cash bonus and target long-term incentive awards of our Chief Executive Officer and other named executive officers as of December 31, 2011, following adjustments made to the Company's compensation program during 2011.

Chief Executive Officer

Other named executive officers combined

Other benefits

•
Health and welfare benefits. Our named executive officers are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law) to meet their health and welfare needs. These plans include medical and dental insurance, as well as medical and dependent care flexible spending accounts. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

•
Retirement benefits. Our named executive officers also participate in our 401(k) defined contribution plan on the same basis as our other employees. The plan allows eligible employees to make tax-deferred contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions of up to 6% of an employee's compensation and may make additional discretionary contributions.

•
Perquisites. We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers' total compensation. Nevertheless, Laredo provides limited perquisites and benefits to its officers, including reimbursement for cell phone charges and monthly dues at a downtown lunch/dinner club.

•
Other benefits. As described in detail in "Transactions with Related Persons—Other Related Party Transactions," our board of directors has adopted an aircraft use policy for Mr. Foutch, whereby his personally owned aircraft can be used for business travel, subject to certain conditions. For safety reasons, we reimburse or pay for certain operational expenses, such as the training and certification expenses of Mr. Foutch and the cost of aircraft safety and mechanical inspections. These paid-for expenses, however, represent only a partial refund of the total costs and expenses of operating the aircraft. For further details, see the "Summary compensation table" below and "Transactions with Related Persons—Other Related Party Transactions."

Employment, Severance or Change in Control Agreements

        We do not currently maintain any employment agreements. On November 9, 2011, the Company adopted the Laredo Petroleum Holdings, Inc. Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination event within the one year period following the occurrence of a qualifying change in control event. In the event that an eligible executive's employment is terminated without cause or for good reason within the one-year period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's base salary and 100% of the executive's target bonus. In addition, the executive would receive company paid COBRA continuation coverage for up to twelve months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a better off after-tax provision than if payments were not reduced and the executive became subject to excise taxes. The Company believes that these severance levels are comparable to those utilized by the Cogent Peer Group.

Other Matters

Risk assessment

        The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of base salary, cash bonuses and long-term incentive equity compensation that are generally uniform in design and operation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market; and

  •
  Our compensation mix is balanced among (i) fixed components like base salary and benefits, (ii) cash bonuses and (iii) long-term incentive equity that reward our employees based on long-term overall financial performance, operational measures and individual performance.

        Furthermore, prior to our corporate reorganization we provided our officers the opportunity to invest in our equity, which all of our named executive officers did, and now we provide our officers with the opportunity to be awarded long-term incentive equity that continues to align their interests with those of our stockholders.

        In summary, because the Compensation Committee focuses on the Company's performance, with only some consideration given to the specific individual performance of the employee when making compensation decisions, we believe our historical compensation programs did not, and our current compensation programs do not, encourage excessive and unnecessary risk taking by executive officers (or other employees). These programs were and are designed to encourage employees to remain focused on both our short and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. The Compensation Committee will continue to monitor all levels of compensation to attempt to ensure that no element of compensation encourages excessive and unnecessary risk-taking.

Equity ownership guidelines

        The Compensation Committee recommended and the board of directors approved stock ownership guidelines for directors and the executive management team in order to further align the interest of our directors and officers with those of our stockholders. Effective as of the consummation of our initial public offering, individuals have three years to reach the following stock ownership guidelines (as a multiple of base salary): (i) Chief Executive Officer: 5x, (ii) President and Chief Operating Officer: 3x, (iii) Senior Vice President: 2x, (iv) Vice President: 1x and (v) directors: $400,000 worth of Company stock. Stock actually owned, as well as stock awarded under restricted stock awards, is included for purposes of satisfying these guidelines. No stock potentially exercisable under stock options is included. As of March 23, 2012, each of the named executive officers, as well as Ambassador Rooney, Mr. Parker, Ms. Pierce and Mr. Wolf, have achieved the stock ownership guidelines.

Tax and accounting implications

        Internal Revenue Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, "grandfather" provisions may apply to certain compensation arrangements, including the 2011 Plan, that were entered into by a corporation before it was publicly held. In view of these grandfather provisions, we believe that Section 162(m) of the Internal Revenue Code will not limit our tax deductions for executive compensation for the first three fiscal years following the consummation of our initial public offering. Going forward, our policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m).

 Summary Compensation

        The following table summarizes, with respect to our named executive officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2011 and 2010.

Summary compensation table

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)(3)	All other compensation ($)(4)		Total ($)
Randy A. Foutch,	2011	509,500	453,200	2,947,132	32,536	(5)	3,942,368
Chairman and Chief Executive Officer	2010	452,100	453,200	0	183,408	(5)	1,088,708
W. Mark Womble,	2011	299,000	267,000	533,780	17,954		1,117,734
Senior Vice President and Chief	2010	266,350	267,000	0	17,022		550,372
Financial Officer
Jerry R. Schuyler,	2011	338,862	305,900	933,280	17,022		1,595,064
President and Chief Operating Officer	2010	305,158	305,900	0	17,022		628,080
Patrick J. Curth,	2011	292,333	267,000	576,420	15,274		1,151,027
Senior Vice President—Exploration and	2010	266,350	267,000	0	17,022		550,372
Land
John E. Minton,	2011	238,875	235,000	246,560	17,953		738,388
Senior Vice President—Reservoir	2010	220,083	235,000	0	16,983		472,066
Engineering

(1)
Salary amounts in this table reflect the actual base salary payment earned in 2011 and 2010.

(2)
Laredo LLC awarded restricted unit awards to its named executive officers prior to the corporate reorganization and initial public offering, at which time the vested restricted unit awards were exchanged for shares of the Company's common stock and the unvested restricted unit awards were exchanged for restricted shares of the Company's common stock.

(3)
The amounts reported under "Stock awards" reflect the aggregate grant date fair value for restricted unit awards granted to Laredo LLC's named executive officers and later exchanged for restricted shares of the Company's common stock in connection with the corporate reorganization and initial public offering, calculated in accordance with FASB Accounting Standards Codification topic 718, Compensation—Unit Compensation. Prior to the corporate reorganization and initial public offering, the restricted units vested 20% on the grant date and 20% on each of the next four anniversaries of the grant date. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of stock awards.

(4)
Includes the aggregate value of matching contributions to our 401(k) plan and the dollar value of life insurance coverage. The amounts of matching contributions to our 401(k) plan that our named executive officers received during 2011 are as follows: (a) Messrs. Foutch, Womble and Schuyler each received $14,700; (b) Mr. Curth received $12,745; and (c) Mr. Minton received $14,389.

(5)
During the years 2011 and 2010, $14,996 and $166,386, respectively, are the portions of expenses that were paid by us, which would otherwise have been paid by Mr. Foutch, for the use of his personally owned aircraft not directly related to Laredo's business. These payments represent only a partial refund of the total costs of flying the aircraft. For further details, please see "Transactions with Related Persons—Other Related Party Transactions."

 Grants of Plan-Based Awards for the Year Ended December 31, 2011

        The following table provides information concerning each stock award, including the exchanged restricted unit awards (referred to in the table collectively as "stock awards") granted to our named executive officers under any plan that were transferred during the year ended December 31, 2011.

Grants of plan-based awards table for the year ended December 31, 2011

Name	Grant date	All other stock awards(1)	Grant date fair value of stock and option awards(2)
		(#)	($)
Randy A. Foutch	4/11/2011	35,924	327,600
	8/10/2011	101,815	2,619,532
W. Mark Womble	4/11/2011	6,501	59,280
	8/10/2011	18,445	474,500
Jerry R. Schuyler	4/11/2011	11,405	104,000
	8/10/2011	32,233	829,280
Patrick J. Curth	4/11/2011	7,013	63,960
	8/10/2011	19,915	512,460
John E. Minton	4/11/2011	3,022	27,560
	8/10/2011	8,516	219,000

(1)
Represents the shares of restricted common stock of the Company, for which unvested restricted unit awards of Laredo LLC granted during the year ended December 31, 2011 were exchanged in connection with the corporate reorganization and initial public offering. The restricted common stock awards noted have maintained the same vesting schedule as the initial restricted unit awards from which they were exchanged and vest 20% on the grant date and 20% on each of the next four anniversaries of the grant date.

(2)
Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of stock awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following is a discussion of material factors necessary to an understanding of the information disclosed in the "Summary compensation table" and the "Grants of plan-based awards table for the year ended December 31, 2011" set forth above.

Restricted stock awards

        The stock awards reflected above in the "Grants of plan-based awards table for the year ended December 31, 2011" includes restricted units in Laredo LLC. These restricted units were intended to constitute "profits interests" in Laredo LLC that would participate solely in any future profits and distributions of Laredo LLC. In connection with the corporate reorganization and initial public offering, these unvested restricted units were exchanged for shares of our restricted common stock.

 Base salary and cash bonus awards and equity awards in proportion to total compensation

        The following table sets forth the approximate percentage of each named executive officer's total compensation that Laredo paid in the form of (i) base salary and cash bonus awards and (ii) equity awards during fiscal year 2011 as set forth in the "Summary compensation table". We view the various components of compensation as related but distinct and emphasize "performance" by tying significant portions of total compensation to short- and long-term financial and strategic goals, currently in the form of base salaries, annual cash bonus awards and long-term plan-based incentive awards. Our compensation philosophy is designed to align the interests of our employees with those of our stockholders. While the current value of the cash compensation components outweighs the current value of the incentive-based grant of the restricted units, which unvested restricted units were exchanged in connection with the corporate reorganization and initial public offering into shares of our restricted common stock, this proportion does not reflect the concept that the future value of our equity is an incentive for the long-term success of the Company. For more information regarding the restricted unit awards, see the "Grants of plan-based awards table for the year ended December 31, 2011" above. We also attempt to set each officer's base salary in line with comparable positions with our peers and to award an annual cash bonus based on the achievement of overall company strategic goals and each individual's relative contribution to those goals.

Name	Base salary and cash bonus awards as a percentage of total compensation	Equity awards as a percentage of total compensation
Randy A. Foutch	24%	75%
W. Mark Womble	51%	48%
Jerry R. Schuyler	40%	59%
Patrick J. Curth	49%	50%
John E. Minton	64%	33%

*
The remaining portions of the named executive officers' total compensation were attributable to all other compensation paid for 2011.

Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan

        The Company adopted the Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan in 2011. The purpose of the 2011 Plan is to provide a means for the Company to attract and retain key personnel and for the Company's directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company's stockholders. Under the 2011 Plan, awards of stock options, including both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and Performance Units may be granted. Subject to adjustment for certain corporate events, 10 million shares is the maximum number of shares of our common stock authorized and reserved for issuance under the 2011 Plan.

        Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2011 Plan.

        Shares subject to the 2011 Plan.    The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of common stock which may be issued upon exercise of all awards under the 2011 Plan, including incentive stock options, may not exceed 10 million shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, the maximum number of shares with respect to which stock options and/or stock appreciation rights may be granted to any participant in any one year period is limited to 10 million shares, the maximum number of shares with respect to which incentive stock options may be granted under the 2011 Plan may not exceed 10 million shares, no more than 10 million shares may be earned in respect of Performance Units denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the Performance Unit is paid in cash, other securities, other awards or other property, no more than the fair market value of 10 million shares of common stock on the last day of the performance period to which the award related, and the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million, in each case, subject to adjustment for certain corporate events.

        If any award under the 2011 Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the 2011 Plan. If shares issued under the 2011 Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the 2011 Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the 2011 Plan.

        Administration.    Our board of directors, or a committee of members of our board of directors appointed by our board of directors, may administer the 2011 Plan, and that administrator is referred to in this summary as the "administrator." Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our board of directors may amend or terminate the 2011 Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

        Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will be made to the various limits under, and the share terms of, the 2011 Plan and the awards granted thereunder, including the maximum number of shares reserved under the 2011 Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards.

        Change in control.    In the event of a change in control, all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards will expire immediately (including a waiver of applicable performance goals). Accelerated exercisability and lapse of restricted periods will, to the extent practicable, occur at a time which allows participants to participate in the change in control. In the event of a change of control, all incomplete performance periods will end, the administrator will determine the extent to which performance goals have been met, and such awards will be paid based upon the degree to which performance goals were achieved.

        Nontransferability.    In general, each award granted under the 2011 Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Section 409A.    The provisions of the 2011 Plan and the awards granted under the 2011 Plan are intended to comply with or be exempt from the provisions of Section 409A of the Internal Revenue Code and the regulations thereunder so as to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table provides information concerning restricted stock awards that had not vested for our named executive officers as of December 31, 2011.

Outstanding equity awards table as of December 31, 2011

Name	Shares not vested(1)(2)	Market value of shares not vested(3)
	(#)	($)
Randy A. Foutch	240,766	5,369,082
W. Mark Womble	48,134	1,073,338
Jerry R. Schuyler	85,256	1,901,209
Patrick J. Curth	47,765	1,065,160
John E. Minton	21,928	488,994

(1)
Represents the number of restricted shares of common stock of the Company, for which previously unvested restricted units in Laredo LLC were exchanged in connection with the corporate reorganization and initial public offering. As described below under "—Potential Payments upon Termination or Change in Control," the restricted stock awards may terminate upon the officer's termination of employment. Please see footnote 2 below for a description of the vesting schedule for the restricted stock awards that remained outstanding as of December 31, 2011.

(2)
The restricted stock awards noted above have maintained the same vesting schedule as the initial restricted unit awards for which they were exchanged in connection with the corporate reorganization and initial public offering and vest 20% on the grant date and 20% on each of the next four anniversaries of the grant date.

(3)
Market value is determined based on a market value of our common stock of $22.30, the closing price of our common stock on the New York Stock Exchange ("NYSE") on December 30, 2011, the last trading day of the year.

 Registration Rights

        We are a party to a registration rights agreement pursuant to which we have granted certain registration rights to the members of Laredo LLC that received shares of our common stock in the corporate reorganization. Pursuant to the lock-up agreements, certain of these stockholders have agreed not to exercise those rights during the lock-up period following our initial public offering without the prior written consent of J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Stock Vested in Fiscal Year 2011

        The following table provides information concerning the vesting of stock awards, including the exchanged restricted unit awards (referred to in the table collectively as "stock awards"), during fiscal year 2011 on an aggregated basis with respect to each of our named executive officers.

Stock vested for the year ended December 31, 2011

	Stock awards
Name	Shares acquired on vesting(1)	Value realized on vesting(2)
	(#)	($)
Randy A. Foutch	237,064	2,239,716
W. Mark Womble	43,039	367,058
Jerry R. Schuyler	74,666	630,542
Patrick J. Curth	46,462	433,414
John E. Minton	18,055	149,732

(1)
Represents the number of vested shares of common stock in the Company, for which restricted unit awards in Laredo LLC that vested during the year ended December 31, 2011, were exchanged in connection with the corporate reorganization and initial public offering. There were no payroll taxes withheld from these awards.

(2)
The value realized upon vesting was calculated as the gross number of units in Laredo LLC (which were exchanged for shares of common stock of the Company in connection with our corporate reorganization and initial public offering) that vested during the year, multiplied by the fair market value of the units at the time of vesting. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of stock awards.

Pension Benefits

        We maintain a 401(k) Plan for our employees, including our named executive officers, but at this time we do not sponsor or maintain a pension plan for any of our employees.

Nonqualified Deferred Compensation

        We do not provide a deferred compensation plan for our employees at this time.

Potential Payments upon Termination or Change in Control

        As described above, we do not maintain individual employment agreements. The Company has adopted the Laredo Petroleum Holdings, Inc. Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination within the one year period following the occurrence of a qualifying change in control event. In the event that an eligible executive's employment is terminated without cause or for good reason within the one-year period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's base salary and 100% of the executive's target bonus. In addition, the executive would receive company paid COBRA continuation coverage for up to twelve months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a better off after-tax provision than if payments were not reduced and the executive became subject to excise taxes. In order to be eligible for severance benefits under the policy, our named executive officers have executed a confidentiality, non-disparagement and non-solicitation agreement.

        In addition, each of the named executive officers has been awarded restricted units by Laredo LLC and the unvested restricted units were exchanged into shares of restricted stock in connection with the corporate reorganization and initial public offering. The terms of the restricted stock awards following the exchange are described below.

        The restricted stock may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. In the event of the termination of a named executive officer's employment by the Company, with or without cause, or the named executive officer's resignation for any reason, the named executive officer will forfeit all restricted stock to us.

        If the named executive officer's employment with the Company is terminated upon the death of the named executive officer or because the named executive officer is determined to be disabled by the board of directors, then all of his restricted stock will automatically vest. A named executive officer will be considered to have incurred a "disability" in the event of the officer's inability to perform, even with reasonable accommodation, on a full-time basis the employment duties and responsibilities due to accident, physical or mental illness, or other circumstance; provided, however, that such inability continues for a period exceeding 180 days during any 12-month period.

        In the event of a change of control, all restricted stock will become fully vested as of the date of the change of control, provided that the named executive officer remains employed by the Company through the date of such change of control. For purposes of these restricted stock awards, a "change of control" generally means: (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the board of directors who were directors as of the date of the corporate reorganization no longer serve as directors; or (iii) the consummation of a merger or consolidation of our company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.

Potential Payments upon Termination or Change in Control Table for Fiscal Year 2011

        The information set forth in the table below is based on the assumption that the applicable triggering event under the Laredo Petroleum Holdings, Inc. Change in Control Executive Severance Plan or the applicable restricted stock agreement to which each named officer was a party occurred on December 31, 2011, the last business day of fiscal year 2011. Accordingly, the information reported in the table indicates the amount of cash severance and benefits that would be payable, and the value of restricted stock that would vest, by reason of a termination under the circumstances described above, or upon a change in control, and is our best estimation of our obligations to each named executive officer and will only be determinable with any certainty upon the occurrence of the applicable event. For purposes of determining the value of the accelerated vesting of restricted stock awards, the fair market value per share of our common stock was $22.30 on December 31, 2011.

Name	Termination without cause/for good reason outside of a change in control	Change in control (must be coupled with Termination without cause/for good reason)(1)	Change in control only	Termination for cause	Termination due to death or disability
Randy A. Foutch
Salary	$—	$1,800,000	$—	$—	$—
Bonus	—	600,000	—	—	—
Accelerated Equity(2)	—	5,369,082	5,369,082	—	5,369,082
Continued Medical	—	17,646	—	—	—

Total	$—	$7,786,728	$5,369,082	$—	$5,369,082

W. Mark Womble
Salary	$—	$700,000	$—	$—	$—
Bonus	—	280,000	—	—	—
Accelerated Equity(2)	—	1,073,388	1,073,388	—	1,073,388
Continued Medical	—	13,374	—	—	—

Total	$—	$2,066,762	$1,073,388	$—	$1,073,388

Jerry R. Schuyler
Salary	$—	$750,000	$—	$—	$—
Bonus	—	318,750	—	—	—
Accelerated Equity(2)	—	1,901,209	1,901,209	—	1,901,209
Continued Medical	—	17,646	—	—	—

Total	$—	$2,987,605	$1,901,209	$—	$1,901,209

Patrick J. Curth
Salary	$—	$650,000	$—	$—	$—
Bonus	—	231,000	—	—	—
Accelerated Equity(2)	—	1,065,160	1,065,160	—	1,065,160
Continued Medical	—	13,374	—	—	—

Total	$—	$1,969,534	$1,065,160	$—	$1,065,160

John E. Minton
Salary	$—	$520,000	$—	$—	$—
Bonus	—	156,000	—	—	—
Accelerated Equity(2)	—	488,994	488,994	—	488,994
Continued Medical	—	13,374	—	—	—

Total	$—	$1,178,368	$488,994	$—	$488,994

(1)
Our Change in Control Executive Severance Plan, which was applicable to each of the named executive officers at December 31, 2011, provides that in the event that during the twelve month period following a change in control the employment of a named executive officer is terminated by the employer without cause or by the named executive officer for good reason, then the named executive officer is entitled to 200% (300% in the case of Mr. Foutch) of such named executive officer's base salary and 100% of such named executive officer's targeted bonus, plus company paid COBRA continuation coverage for up to twelve months. In addition, the 2011 Plan provides that in the event of a change in control, the restricted period shall expire and restrictions applicable to outstanding restricted stock awards shall lapse and such awards shall become fully vested.

(2)
At December 31, 2011, the only form of equity awards held by the named executive officers consisted of restricted stock. The named executive officers' restricted stock awards provide that if the named executive officer's employment is terminated for any reason other than death or a determination of disability, then the named executive officer forfeits his unvested shares. In the event of termination by death or disability, all unvested shares automatically vest.

Compensation of Directors

        For the portion of the 2011 fiscal year prior to our initial public offering, the members of our board of directors (then as members of the board of managers of Laredo LLC) did not receive cash or equity compensation for their services as managers. The independent managers were eligible to receive restricted units under Laredo's long-term plan-based incentive program. However, the managers appointed by Warburg Pincus received no equity compensation for their services as managers. No restricted shares of the Company's common stock were awarded to directors in 2011 subsequent to the Company's initial public offering.

        The following table summarizes, with respect to our non-employee directors, information relating to the compensation earned for services rendered as directors/managers during the fiscal year ended December 31, 2011.

Director compensation table for the year ended December 31, 2011

Name	Stock awards(1)	All other compensation	Total
	($)	($)	($)
Jeffrey Harris(2)	—	—	—
Peter R. Kagan	—	—	—
James R. Levy	—	—	—
B.Z. (Bill) Parker(3)	51,920	—	51,920
Pamela S. Pierce(3)	51,920	—	51,920
Ambassador Francis Rooney(4)	37,758	—	37,758
Donald D. Wolf(4)	37,758	—	37,758
Edmund P. Segner, III(5)	103,806	—	103,806

(1)
The amounts reported as "Stock awards" represent the grant date fair value of restricted unit awards granted to or in respect of Laredo's directors/managers during 2011 and which were exchanged for shares of common stock in the Company in connection with the corporate reorganization and initial public offering. The fair value of the restricted unit awards was determined to be the same as the fair value of the common stock issued immediately before and after the corporate reorganization, which resulted in the aggregate grant date fair values of the restricted unit awards being carried forward as the basis in the restricted common stock issued in the corporate reorganization. See footnote 3 to the "Summary compensation table" for a description of the calculation of the grant date fair value for the restricted unit awards granted during 2011.

(2)
Mr. Harris, an affiliate of Warburg Pincus, retired from Laredo LLC's board of managers in August 2011.

(3)
At December 31, 2011, the director held 4,066 restricted shares of common stock in the Company.

(4)
At December 31, 2011, the director held 3,863 restricted shares of common stock in the Company.

(5)
At December 31, 2011, the director held 2,328 restricted shares of common stock in the Company.

        Based on a competitive review by Cogent of outside director compensation paid by our peers, the board of directors adopted the compensation arrangements described below, which will be paid to our outside directors for their service during 2012. However, the specific times at which such compensation will be paid have not yet been determined.

  •
  Annual Cash Retainer—$40,000 (directors can elect to have their cash retainer paid in the form of restricted stock)

  •
  Committee Chairman Fees—

  •
  Chairman of Audit Committee: $15,000/year paid in restricted stock

  •
  Chairman of Compensation Committee: $12,500/year paid in restricted stock

  •
  Chairman of Other Committees: $12,500/year paid in restricted stock

  •
  Annual Stock Grant—Equivalent value of $160,000 in restricted stock

        Directors who are also employees of the Company will not receive any additional compensation for serving on our board of directors. Accordingly, the "Summary compensation table" reflects the total compensation received by Randy A. Foutch and Jerry R. Schuyler.

        Our independent directors may be reimbursed for their expenses to attend board meetings.

Securities Authorized for Issuance under 2011 Plan

        At December 31, 2011, a total of 10 million shares of common stock were authorized for issuance under the 2011 Plan. In the table below, we describe certain information about these shares and the 2011 Plan which provides for their authorization and issuance. You can find a description of the 2011 Plan under "—Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan."

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(1))
Equity compensation plan approved by security holders(1)	—	$—	10,000,000
Equity compensation plan not approved by security holders	—	—	—
Total	—	$—	—

(1)
The Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan became effective upon consummation of the Company's initial public offering in December 2011. No awards were issued under the 2011 Plan in December 2011. See "—Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan" for more information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee has been at any time an employee of Laredo. None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company's board of directors or Compensation Committee. No member of the Company's board of directors is an executive officer of a company in which one of the Company's executive officers serves as a member of the board of directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Donald D. Wolf, Chairman Ambassador Francis Rooney, Member Peter R. Kagan, Member Pamela S. Pierce, Member

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

AUDIT COMMITTEE REPORT

        The Company has determined that: (1) Messrs. Parker, Segner and Wolf are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE, and that Mr. Levy is permitted to serve as a member of the Audit Committee for a period of up to one year following the completion of our initial public offering; and (2) all current Audit Committee members are financially literate. In addition, Messrs. Wolf and Segner each qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Company is relying on the phase-in rules of the SEC and NYSE with respect to the independence of the Audit Committee. These rules permit an audit committee that has one member that is independent upon the effectiveness of the registration, a majority of members that are independent within 90 days thereafter and all members that are independent within one year thereafter. The Company does not believe its reliance on these phase-in rules will materially adversely affect the Audit Committee's ability to act independently or to satisfy the other requirements of Rule 10A-3(d).

        During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2011 with management and with the independent registered public accountants;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board's AU Section 380, Communication with Audit Committees, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining Grant Thornton LLP's independence, and concluded that Grant Thornton LLP's independence was not compromised by the provision of such services (details regarding the fees paid to Grant Thornton LLP in fiscal year 2011 for audit services, tax services and all other services, are set forth in "Audit and Other Fees" below); and

  •
  based on the reviews and discussions referred to above, recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors
B.Z. (Bill) Parker, Chairman Edmund P. Segner, III, Member James R. Levy, Member Donald D. Wolf, Member

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The board of directors believes that its fundamental responsibility is to promote the best interests of the Company and its stockholders by overseeing the management of the Company's business and affairs. Directors must exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its stockholders. The board of directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Directors must fulfill their responsibilities consistent with their fiduciary duties to the stockholders and in compliance with applicable laws and regulations.

        The board of directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to the Company's stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Board of Directors Composition and Selection; Director Qualifications

  •
  Board of directors size

  •
  Selection of members of the board of directors

  •
  Determination of independence of directors

  •
  Selection of the Chairman and Chief Executive Officer

  •
  Term limits

  •
  Retirement

  •
  Other directorships

  •
  Change in status of directors

  •
  Committees of the board of directors

  •
  Board of Directors Meetings; Director Responsibilities

  •
  Board of directors meetings and agenda

  •
  Access to management and advisors

  •
  Executive sessions

  •
  Director orientation and education

  •
  Annual performance evaluations

  •
  Succession planning

  •
  Director compensation

  •
  Stock ownership guidelines

  •
  Shareholder communications with the board of directors

  •
  Board of directors communications with third parties

        The "Corporate Governance Guidelines" are posted on our website at www.laredopetro.com. The Corporate Governance Guidelines will be reviewed annually by the Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the board of directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Code of Conduct and Business Ethics

        The board of directors has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of these codes may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Code of Conduct and Business Ethics and Code of Ethics for Senior Financial Officers is available on our website at www.laredopetro.com.

Board of Directors Leadership

        Mr. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since its inception. He also served as Laredo's President from October 2006 to July 2008.

        The board of directors believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the board of directors, which enhances the board of director's ability to develop and implement business strategies.

        To ensure a strong and independent board of directors, all directors of the Company, other than Mr. Foutch and Mr. Schuyler, are independent within the meaning of the NYSE listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present, and that the Chairman of the Audit Committee, Mr. Parker, shall act as the Chairman of such meetings.

        Because Warburg Pincus owns a majority of the Company's outstanding common stock, the Company is a "controlled company" as that term is set forth in the NYSE Listed Company Manual. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including: (1) the requirement that a majority of the Company's board of directors consist of independent directors, (2) the requirement that the Company's Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and (3) the requirement that the Company's Compensation Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. While these requirements will not apply to the Company as long as it remains a "controlled company," the Company's board of directors nonetheless consists of a majority of independent directors and its Nominating and Corporate Governance Committee and Compensation Committee consist entirely of independent directors within the meaning of the NYSE listing standards currently in effect. The Nominating and Corporate Governance Committee and the Compensation Committee each have a written charter addressing such committee's purpose and responsibilities in accordance with NYSE listing standards.

        The board of directors currently consists of a single class of directors each serving one year terms. After Warburg Pincus no longer beneficially owns more than 50% of the Company's issued and outstanding common stock, the Company's board of directors will be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, and such directors being removable only for "cause."

 Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to them Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the board of directors.

Director Independence

        The board of directors will annually review and determine the independence of each director. In making its determination, the board of directors will carefully consider all facts and circumstances it deems relevant to the determination. Members of the board of directors have an affirmative obligation to promptly inform the General Counsel of changes in their circumstances or any transactions or relationships that may impact their designation by the board of directors as "independent."

        The board of directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The board of directors affirmatively determined that all seven of the incumbent non-employee directors (Messrs. Kagan, Levy, Parker, Rooney, Segner and Wolf and Ms. Pierce) are independent, and that, if elected, Dr. Scoggins will also qualify as independent under the Company's guidelines and independence standards of the NYSE.

        In connection with its assessment of the independence of each non-employee director, the board of directors also determined that Messrs. Parker, Segner and Wolf meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director. The board of directors also determined that Mr. Levy does not meet the additional independence standards of the SEC applicable to members of the Audit Committee because he is an affiliate of the Company due to his association with Warburg Pincus. However, under applicable SEC phase-in requirements, Mr. Levy is permitted to serve as a member of the Audit Committee for a period of up to one year following the completion of the Company's initial public offering.

Executive Sessions of the Board of Directors

        Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters. The Chairman of our Audit Committee, Mr. Parker, serves as the Chairman and lead independent director of such meetings. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our board of directors. We expect our board of directors to have at least four executive sessions each year.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The board of directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert on November 18, 2011. The board of directors determined that each of the Audit Committee members is financially literate and that Messrs. Wolf and Segner are Audit Committee financial experts as defined by the SEC.

 Oversight of Risk Management

        The board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives and to maintain stockholder value. The Audit Committee is primarily responsible for overseeing the Company's exposure to financial risk and reviewing the steps the Company's management has taken to monitor and control such exposure. The Audit Committee meets at least four times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the board of directors considers the risks within its area of responsibilities. We believe that the leadership structure of our board of directors supports its effective oversight of the Company's risk management.

Attendance at Annual Meetings

        The board of directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that all of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 23, 2012 by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all of the Company's directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is c/o Laredo Petroleum Holdings, Inc., 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119.

Name of person or identity of group	Number of shares		Percentage of class(1)
Warburg Pincus Private Equity IX, L.P.(2)	81,193,140		63.4%
Warburg Pincus Private Equity X O&G, L.P.(2)	20,690,977		16.1%
Randy A. Foutch(3)	1,488,594	(4)	1.2%
Jerry R. Schuyler	464,550		0.4%
W. Mark Womble	269,569		0.2%
Patrick J. Curth	273,612		0.2%
John E. Minton	111,087		0.1%
Peter R. Kagan(2)(5)	—		—%
James R. Levy	—		—%
B.Z. (Bill) Parker	63,324		0.0%
Pamela S. Pierce	72,251		0.1%
Francis Rooney	440,092	(6)	0.3%
Edmund P. Segner, III	2,910		0.0%
Donald D. Wolf	22,841	(7)	0.0%
Directors and executive officers as a group (14 persons)	3,275,573		2.6%

(1)
Based upon an aggregate of 128,144,857 shares outstanding as of March 23, 2012.

(2)
The stockholders are Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership, together with affiliated partnerships ("WP IX"), and Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, together with affiliated partnerships ("WP O&G"). The total number of shares owned by WPIX includes 3,064,551 shares of common stock owned by WP IX Finance LP, an affiliated partnership, or 2.4% of the common stock outstanding, and the total number of shares owned by WP O&G includes 641,420 shares of common stock owned by Warburg Pincus X Partners, L.P., an affiliated partnership, or less than 1% of the common stock outstanding. Warburg Pincus IX, LLC, a New York limited liability company ("WPIX LLC"), an indirect subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"), is the general partner of WP IX. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP") is the general partner of the WP O&G. Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X GP. Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), is the sole member of WPIX LLC and WP X LLC. WP is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company, manages WP IX and WP O&G. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of Warburg Pincus LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye, Landy and Kagan disclaim beneficial ownership of all shares of common stock held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(3)
Randy A. Foutch, the Company's Chief Executive Officer and Chairman of the board of directors, is a limited partner of certain affiliates of Warburg Pincus.

(4)
Includes (i) 275,000 shares held equally among four family trusts, (ii) 500 shares held by Mr. Foutch's daughter and (iii) 32,033 shares held by Lariat Ranch LLC, an entity of which Mr. Foutch owns approximately 80% and has shared voting power.

(5)
Mr. Kagan, a director of the Company, is a partner of WP and a Managing Director and Member of Warburg Pincus LLC. Mr. Kagan may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the common stock owned by WP IX and WP O&G.

(6)
Includes 434,265 shares held by Rooney Capital LLC.

(7)
Includes 3,000 shares held by the Donald D Wolf 2007 Irrevocable Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2011, with the exception of an inadvertent omission subsequently reported on an amended Form 4 relating to an exempt transaction for Mr. Foutch.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company's common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company's common stock; and

  •
  any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related Party Transaction or will share or have primary responsibility for such transaction or (b) the person's compensation from the entity is directly tied to such transaction.

        The board of directors has determined that the Audit Committee is best suited to review and approve Related Party Transactions, although the board of directors may instead determine that a particular Related Party Transaction should be reviewed and approved by a majority of disinterested directors. No member of the Audit Committee shall participate in the review or approval of any Related Party Transaction with respect to which such member is a Related Person. In reviewing and approving any Related Party Transaction, the Audit Committee shall:

  •
  Satisfy itself that it has been fully informed as to the material facts of the Related Person's relationship and interest and as to the material facts of the proposed Related Party Transaction;

  •
  Take into account the extent of the Related Person's interest in the Related Party Transaction; and

  •
  Determine that the Related Party Transaction is fair to the Company and that the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        At each Audit Committee meeting, management shall recommend any Related Party Transactions, if applicable, to be entered into by the Company. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related Party Transactions.

        If management becomes aware of a proposed Related Party Transaction or an existing Related Party Transaction that has not been pre-approved by the Audit Committee, management shall promptly notify the Chairman of the Audit Committee and such transactions shall be submitted to the Audit Committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the Audit Committee determines it is fair to the Company. If management, in consultation with the Company's Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Chairman of the Audit Committee has the delegated authority during the period between Audit Committee meetings, to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified, as the case may be. The Chairman of the Audit Committee shall report to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting.

        Additional information relating to the Company's policies regarding Related Party Transactions is set forth in the "Policy Statement Regarding Related Party Transactions" that is posted on the Company's website at www.laredopetro.com.

        Since December 31, 2010, Laredo has participated in the transactions set forth below, which may be considered Related Party Transactions as defined above:

Corporate Reorganization

        On December 19, 2011, pursuant to the terms of the corporate reorganization completed prior to the closing of the Company's initial public offering, the Company merged with Laredo LLC, with the Company being the surviving entity. For more information regarding Laredo's corporate reorganization, please refer to the "Note Regarding our Corporate Reorganization" above.

Acquisition of Broad Oak Energy, Inc.

        On July 1, 2011, Laredo LLC completed the acquisition of Broad Oak, a Delaware corporation, with Broad Oak becoming a wholly-owned subsidiary of Laredo Petroleum, Inc., for a combination of equity and cash. Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership and the owner of the majority of our stock, was a majority stockholder in Broad Oak and received approximately $611.2 million in the form of units in Laredo LLC in the transaction. Broad Oak changed its name to Laredo Petroleum-Dallas, Inc. on July 19, 2011. Messrs. Kagan and Levy, who are both members of our board of directors, were also directors of Broad Oak.

Gas Gathering and Processing Arrangement with Targa

        The Company has a gas gathering and processing arrangement with affiliates of Targa Resources, Inc. ("Targa"). Warburg Pincus Private Equity IX, L.P., a majority stockholder in the Company, and other Warburg Pincus affiliates hold investment interests in Targa. Mr. Kagan, one of our directors, is on the board of directors of affiliates of Targa. Laredo's net oil and gas sales to Targa were approximately $79.3 million for the year ended December 31, 2011.

Registration Rights

        On December 20, 2011, in connection with the closing of its initial public offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with affiliates of Warburg Pincus and the other former unitholders of Laredo LLC (together with Warburg Pincus, the "Holders"). The Registration Rights Agreement requires the Company to file, within 30 days of receipt of a demand notice issued by Warburg Pincus, a registration statement with the SEC permitting the public offering of registrable securities. In addition, the Registration Rights Agreement grants the Holders the right to join the Company, or "piggyback", in certain circumstances, if the Company is selling its common stock in an offering at any time after its initial public offering. The Registration Rights Agreement also includes customary provisions dealing with indemnification, contribution and allocation of expenses.

Other Related Party Transactions

        Our board of directors has adopted an aircraft use policy for our Chairman and Chief Executive Officer Randy A. Foutch, whereby his personally owned aircraft can be used for Company business travel, subject to certain conditions. Mr. Foutch travels extensively for company business, often on short notice and to areas that have limited access to direct commercial flights, so our board of directors has determined that the use of Mr. Foutch's aircraft is an efficient and cost-effective option that is beneficial to us. On occasion, other Company employees fly with Mr. Foutch when convenient or necessary on these business trips at no extra cost to us. Mr. Foutch's aircraft is owned by a family limited partnership that he controls. Although Mr. Foutch is a fully qualified pilot with a single pilot rating and has flown his aircraft solo for business while working for other companies in the past, we believe it is in our best interest to require the presence of a fully-licensed and qualified co-pilot and certain specified safety and mechanical inspections to assure the airworthiness of the aircraft. The expenses covered by us consist of the salary of the co-pilot and his out-of-pocket expenses on business trips, the training and certification expenses of Mr. Foutch and the co-pilot, and the cost of aircraft safety and mechanical inspections. In addition, we reimburse Mr. Foutch for the use of this aircraft for Company business in an amount equal to the cost of a first class commercial airline ticket to such destination or the cost of a charter flight if commercial flights are not available to such destination. During 2011, Laredo incurred approximately $14,996 in expenses for business trips pursuant to this policy. These payments represent only a partial refund of the total costs and expenses of flying the aircraft, including the additional fixed costs required to be incurred under the policy, and as a result Mr. Foutch incurs a loss each year on the aircraft. All amounts reimbursed to Mr. Foutch are approved by our Chief Financial Officer in accordance with the board of directors approved policy.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the board of directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for 2012. Grant Thornton LLP has audited Laredo's consolidated financial statements since its inception in 2006.

        The board of directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the board of directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board of directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed to Laredo by Grant Thornton LLP, the Company's independent registered public accounting firm, for the last two fiscal years:

	2011	2010
Audit fees(1)	$1,008,535	$175,268
Audit related fees(2)	12,943	26,788
Tax fees(3)	53,235	54,650
Other fees	—	—

Total	$1,074,713	$256,706

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Laredo's consolidated financial statements; (b) the review of Laredo's quarterly consolidated financial statements; and (c) review of Laredo's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2011 and 2010.

(2)
Includes 401(k) defined contribution plan audit for 2011 and 2010, and 2010 includes the audit of financial statements related to the Linn acquisition.

(3)
Tax fees represent tax return preparation and consultation on tax matters.

        The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton LLP's audit, tax and other services. Laredo's Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees," "Tax Fees," and "Other Fees" for the years ended December 31, 2011 and 2010.

        The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE AUDITORS OF THE COMPANY FOR 2012.

ITEM THREE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." In this proposal, stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2012 Annual Meeting of Stockholders."

        Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables. The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive's compensation to our attainment of financial and other performance measures that, our board of directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the "Compensation Discussion and Analysis," the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, stock options and performance units are designed to enable our company to attract and maintain top talent while, at the same time, creating a close relationship between our company's performance and overall stockholder return and the named executive officers' compensation. Our Compensation Committee and board of directors believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our board of directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

        The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our named executive officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM FOUR

ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS

        Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. In this Item, we are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which future advisory votes on executive compensation should be held. You may also abstain from voting on this proposal.

        Our board of directors recommends that future advisory votes on the compensation of our named executive officers occur every year because our board of directors and Compensation Committee believe that this frequency will provide the most effective means for conducting and responding to the advisory vote based on a number of considerations, including the following:

  •
  A one-year cycle will enhance stockholder communication by providing another avenue to obtain information on investor sentiment about our executive compensation philosophy, policies and practices; and

  •
  Our board of directors will continue to engage with our stockholders on executive compensation during the period between stockholder votes. As discussed under "Corporate Governance—Communications with the Board of Directors," we provide our stockholders an opportunity to communicate with the board of directors, including on issues of executive compensation.

        Stockholders are not being asked to approve the recommendation of our board of directors, but rather to indicate their choice among these frequency options.

        Although the result of this vote is advisory and non-binding, our Compensation Committee and board of directors value the opinions that our stockholders express in their votes and will consider our stockholders' concerns and take them into account in determining how frequently future advisory votes on the compensation of our named executive officers will occur.

        The frequency option (one, two or three years) receiving the highest number of votes at the Annual Meeting will be selected by the stockholders. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory vote to hold future advisory votes on the compensation of our named executive officers every year.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE HOLDING OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2013 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business December 11, 2012, or, in the event the Company's 2013 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2013 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

        In addition, stockholders who wish to introduce a proposal from the floor of the 2013 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Secretary at our principal executive offices no earlier than January 2, 2013 and no later than February 24, 2013, or, in the event the Company's 2013 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals. You may obtain a copy of our bylaws by submitting a request to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119.

        Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all nominees for the board of directors, including proposed nominees of stockholders, in accordance with its charter. In evaluating the suitability of candidates, the board of directors and the Nominating and Corporate Governance Committee take into account many factors, including the nominee's judgment, experience, independence, character, business acumen and such other factors as the Nominating and Corporate Governance Committee concludes are pertinent in light of the current needs of the board of directors. The board of directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee will select qualified nominees and review its recommendations with the board of directors, which will decide whether to invite the nominees to join the board of directors. When evaluating the suitability of an incumbent director for nomination or re-election, the board of directors and the Nominating and Corporate Governance Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of the board of directors.

        The board of directors and the Nominating and Corporate Governance Committee believe they have achieved the sought after balance described above through the representation on the board of directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the board of directors and Nominating and Corporate Governance Committee rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the board of directors and the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The board of directors and Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2013 if that nomination is submitted in writing, between January 25, 2013 and February 24, 2013, or in the event the Company's 2013 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2013 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

        As set forth in the Company's bylaws, with respect to each such nominee, the following information must be provided to the Company with the written nomination:

  a)
  the nominee's name, address and age;

  b)
  the nominee's written consent to serve as a director if elected;

  c)
  the name and address of the nominating shareholder;

  d)
  the number of shares of each class and series of stock of the Company held by the nominating shareholder; and

  e)
  all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        Written requests for inclusion of any stockholder proposal should be addressed to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of proxies may be made via the internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Phoenix Advisory Partners, LLC to provide certain analyses of our stockholder base, consult on various matters related to stockholder communications and solicitations, provide follow-up with stockholders on proxy materials and tabulate votes for a fee estimated not to exceed $8,000. The Company will bear all costs of solicitation.

 STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2011, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 16, 2012

        A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17377.

        A copy of the Annual Report, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice of Annual Meeting, this Proxy Statement and our Annual Report (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Laredo Petroleum Holdings, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119 or by calling (918) 513-4570. The Annual Report is also available at the SEC's website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING

        For shares of stock that are registered in your name, you may vote by internet or phone using the following procedures. To vote by internet, please access www.proxyvote.com, and enter your 11 digit control number located in the upper right-hand portion of your proxy material. To vote by phone, please dial 1-800-776-9437 and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on May 15, 2012. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

        Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

        For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR, IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

Tulsa, Oklahoma
April 10, 2012

By Order of the Board of Directors,
W. Mark Womble Senior Vice President, Chief Financial Officer and Secretary

14475 LAREDO PETROLEUM HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Randy A. Foutch and W. Mark Womble as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Laredo Petroleum Holdings, Inc. held of record by the undersigned on March 23, 2012, at the Annual Meeting of Stockholders to be held at The Mayo Hotel located at 115 W. 5th Street, Tulsa, Oklahoma 74103 on May 16, 2012, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF LAREDO PETROLEUM HOLDINGS, INC. May 16, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17377 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below). O Randy A. Foutch O Jerry R. Schuyler O Peter R. Kagan O James R. Levy O B.Z. (Bill) Parker O Pamela S. Pierce O Ambassador Francis Rooney O Dr. Myles W. Scoggins O Edmund P. Segner, III O Donald D. Wolf 2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012. 3. Advisory vote to approve the compensation of the named executive officers. 4. Advisory vote to approve the frequency of a stockholder vote to approve the compensation of the named executive officers. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2011 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3 AND VOTE FOR “1 YEAR” IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 21030304000000000000 6 051612 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below). O Randy A. Foutch O Jerry R. Schuyler O Peter R. Kagan O James R. Levy O B.Z. (Bill) Parker O Pamela S. Pierce O Ambassador Francis Rooney O Dr. Myles W. Scoggins O Edmund P. Segner, III O Donald D. Wolf 2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012. 3. Advisory vote to approve the compensation of the named executive officers. 4. Advisory vote to approve the frequency of a stockholder vote to approve the compensation of the named executive officers. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2011 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF LAREDO PETROLEUM HOLDINGS, INC. May 16, 2012 INTERNET - Access “www.voteproxy.com”, enter your 11 digit control number located in the upper-right hand portion of your proxy material and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone, enter your 11 digit control number located in the upper-right hand portion of your proxy material and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3 AND VOTE FOR “1 YEAR” IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 21030304000000000000 6 051612 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17377 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN